Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-175595 on Form S-1 of our report dated July 15, 2011, relating to the consolidated financial statements of Demandware, Inc. and subsidiaries appearing in the Prospectus, which is part of this registration statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 16, 2011